Securities and Exchange Commission
Page 1
January 27, 1997

November 8,February XX 1999

Securities and Exchange Commission
40 Fifth Street, N.W.
Washington, D. C.  20549

Re: Fidelity Funds

Ladies and Gentlemen:

We have read the letter dated November 8,February xx, 1999 from Richard Silver, Treasurer of the Fidelity Funds (copy attached), which we understand will be filed in response to Sub-Item 77 K of Form N-SAR and are in agreement with the statements concerning our firm contained therein.

Yours very truly,

PricewaterhouseCoopers LLP